Exhibit B
                             JOINT FILING AGREEMENT


                     The undersigned hereby agree that the Statement on Schedule 13G, dated September 2, 2008 with respect to the shares of Common Stock of Alloy Inc. and any further amendments thereto executed by each and any of us shall be filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

                     This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         Dated: September 3, 2008


                                            POTOMAC CAPITAL MANAGEMENT LLC

                                            By:   /s/ Paul J. Solit
                                                  ------------------------------
                                                  Paul J. Solit, Managing Member

                                            POTOMAC CAPITAL MANAGEMENT INC.

                                            By:   Paul J. Solit
                                                  ------------------------------
                                            /s/   Paul J. Solit, President

                                            POTOMAC CAPITAL MANAGEMENT II LLC

                                            By:   /s/ Paul J. Solit
                                                  ------------------------------
                                                  Paul J. Solit, Managing Member

                                            PAUL J. SOLIT

                                            By:   /s/ Paul J. Solit
                                                  ------------------------------
                                                  Paul J. Solit